Exhibit 99.1
Grid Dynamics Reports Second Quarter 2025 Financial Results
Record Revenues of $101.1 million and GAAP Net Income of $5.3 million
San Ramon, Calif. — July 31, 2025 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level AI and digital transformation, today announced results for the second quarter ended June 30, 2025.
We are pleased to report second quarter 2025 revenues of $101.1 million, slightly above the midpoint of our outlook of $100.0 million to $102.0 million that we provided in May 2025.
Retail remained our largest vertical, contributing 29.2% of total revenues in the second quarter of 2025. The Finance vertical maintained its strong growth, doubling revenues year-over-year for the fourth consecutive quarter. This performance was driven by sustained demand from fintech customers, together with contributions from our 2024 acquisitions. As a result, Finance became our second-largest vertical, accounting for 25.1% of total revenues in the quarter. Our Technology, Media and Telecom (“TMT”) vertical represented 24.9% of the second-quarter revenues, increasing 6.7% sequentially and 8.4% year-over-year. Revenues from the Consumer Packaged Goods (“CPG”) and Manufacturing vertical were flat on a sequential basis but grew 7.7% year-over-year, primarily due to contributions from our 2024 acquisitions. Lastly, the Healthcare and Pharma, and Other verticals grew by 6.3% and 10.1%, respectively, compared to the first quarter of 2025, and contributed 2.5% and 7.8% of total second-quarter revenues, respectively.
“Our second quarter revenue was a record aided by demand from both our new and existing customers, which are prioritizing innovation-centric initiatives from a spending perspective. Our ability to provide high-caliber technology consulting and engineering services continues to promote success for our clients.
Across the majority of our customers, AI is having a profound impact on how they plan their future initiatives. Companies are actively seeking AI-native partners that can lead and drive adoption within their organizations. Grid Dynamics is aligning every aspect of its business with an AI-first approach. I’m pleased to report that in the first half of 2025, our AI and Data practice accounted for 23% of our total organic revenue and is growing almost three times faster than our overall organic business.
I’m excited to see the growth in our opportunity pipeline as we enter the third quarter with accelerated business momentum. Grid Dynamics has emerged stronger with greater differentiation from our industry peers whenever the industry has undergone transitions, whether due to economic cycles or technological shifts,” said Leonard Livschitz, CEO.
Second Quarter 2025 Financial Highlights
•Total revenues were $101.1 million, flat on a sequential basis and up 21.7% on a year-over-year basis.
•GAAP gross profit was $34.5 million, or 34.1% of revenues, compared to $29.6 million, or 35.6% of revenues, in the second quarter of 2024.
•Non-GAAP gross profit was $35.1 million, or 34.7% of revenues, compared to $30.1 million, or 36.2% of revenues, in the second quarter of 2024.
•GAAP net income was $5.3 million, or $0.06 per share, based on 86.4 million diluted weighted-average common shares outstanding in the second quarter of 2025, compared to a net loss of $0.8 million, or $0.01 per share, based on 76.6 million diluted weighted-average common shares outstanding in the second quarter of 2024.
•Non-GAAP net income was $8.3 million, or $0.10 per diluted share, based on 86.4 million diluted weighted-average common shares outstanding in the second quarter of 2025, compared to $8.5 million, or $0.11 per diluted share, based on 77.9 million diluted weighted-average common shares outstanding in the second quarter of 2024.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $12.7 million, compared to $11.7 million in the second quarter of 2024.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $23.7 million for the six months ended June 30, 2025, compared to $13.9 million for the six months ended June 30, 2024.
•Cash and cash equivalents totaled $336.8 million as of June 30, 2025, compared to $334.7 million as of December 31, 2024.
•Total headcount was 5,013 as of June 30, 2025, compared with 3,961 as of June 30, 2024.
Financial Outlook
Third Quarter
•The Company expects revenue in the third quarter of 2025 to be in the range of $103 to $105 million.
•Non-GAAP EBITDA in the third quarter of 2025 is expected to be between $12 and $13 million.
•For the third quarter of 2025, we expect our basic share count to be in the 84 - 85 million range and diluted share count to be in the 87 - 89 million range.
Full Year
•The Company expects full-year 2025 revenues to be in the range of $415 to $435 million, representing growth of 18.4% to 24.1% on a year-over-year basis.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the third quarter of 2025 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, July 31, 2025 to discuss its second quarter financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://www.griddynamics.com/investors.
A replay will also be available after the call at https://www.griddynamics.com/investors with the passcode $Q2@2025.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a leading provider of technology consulting, platform and product engineering, AI, and digital engagement services. Fusing technical vision with business acumen, we solve the most pressing technical challenges and enable positive business outcomes for enterprise companies undergoing business transformation. A key differentiator for Grid Dynamics is our 8 years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data and ML platform engineering, cloud platform and product engineering, IoT and edge computing, and digital engagement services. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents Non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, the risk of recession, the impact of tariffs and other factors impacting world trade, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) issues relating to the use of artificial intelligence technologies may result in reputational ham or liability, (x) security breaches and other incidents could expose us to liability and cause our business and reputation to suffer; (xi) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xii) risks and costs related to acquiring and integrating other companies; (xiii) risks relating to the global regulatory environment as well as legal proceedings and other claims, and (xiv) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed May 1, 2025, in its annual report on Form 10-K filed February 27, 2025 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$101,095	$83,037	$201,510	$162,854
Cost of revenues	66,592	53,474	130,010	105,626
Gross profit	34,503	29,563	71,500	57,228

Operating expenses
Engineering, research, and development	6,744	4,127	13,230	8,499
Sales and marketing	7,116	7,286	15,373	14,578
General and administrative	20,766	18,110	45,057	39,653
Total operating expenses	34,626	29,523	73,660	62,730

(Loss)/income from operations	(123)	40	(2,160)	(5,502)
Other income, net	7,424	2,665	11,930	5,190
Income/(loss) before income tax	7,301	2,705	9,770	(312)
Provision for income taxes	2,028	3,522	1,585	4,453
Net income/(loss)	$5,273	$(817)	$8,185	$(4,765)

Foreign currency translation adjustments	3,639	(127)	5,389	(305)
Comprehensive income/(loss)	$8,912	$(944)	$13,574	$(5,070)

Income/(loss) per share
Basic	$0.06	$(0.01)	$0.10	$(0.06)
Diluted	$0.06	$(0.01)	$0.09	$(0.06)

Weighted average shares outstanding
Basic	84,578	76,604	84,352	76,377
Diluted	86,447	76,604	87,166	76,377

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$336,752	$334,655
Trade receivable, net of allowance of $3,308 and $2,747 as of June 30, 2025 and December 31, 2024, respectively	77,727	69,371
Prepaid expenses and other current assets	18,540	19,278
Total current assets	433,019	423,304

Property and equipment, net	16,260	14,018
Operating lease right-of-use assets, net	14,738	12,108
Intangible assets, net	45,599	47,918
Goodwill	85,189	83,407
Deferred tax assets	9,409	8,774
Other noncurrent assets	4,693	2,663
Total assets	$608,907	$592,192

Liabilities and equity
Current liabilities
Accounts payable	$6,299	$4,069
Accrued compensation and benefits	27,992	21,677
Operating lease liabilities, current	5,804	5,420
Accrued expenses and other current liabilities	18,628	24,378
Total current liabilities	58,723	55,544

Deferred tax liabilities	8,490	8,914
Operating lease liabilities, noncurrent	9,480	7,205
Contingent consideration payable, noncurrent	—	2,700
Total liabilities	$76,693	$74,363

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 84,609,767 and 83,608,819 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	$8	$8
Additional paid-in capital	533,389	532,578
Accumulated deficit	(3,660)	(11,845)
Accumulated other comprehensive income/(loss)	2,477	(2,912)
Total stockholders’ equity	532,214	517,829
Total liabilities and stockholders’ equity	$608,907	$592,192

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$101,095	$83,037	$201,510	$162,854
Cost of revenues	66,592	53,474	130,010	105,626
GAAP gross profit	34,503	29,563	71,500	57,228
Stock-based compensation	564	510	1,134	992
Non-GAAP gross profit	$35,067	$30,073	$72,634	$58,220

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income/(loss)	$5,273	$(817)	$8,185	$(4,765)
Adjusted for:
Depreciation and amortization	4,900	3,241	9,619	6,155
Provision for income taxes	2,028	3,522	1,585	4,453
Stock-based compensation	6,717	7,491	17,460	18,830
Transaction and transformation-related costs(1)	323	213	761	667
Geographic reorganization(2)	467	445	811	946
Restructuring costs(3)	461	304	863	930
Interest and other income, net (4)	(7,424)	(2,665)	(11,930)	(5,190)
Non-GAAP EBITDA	$12,745	$11,734	$27,354	$22,026
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs are comprised of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP net income/(loss)	$5,273	$(817)	$8,185	$(4,765)
Adjusted for:
Stock-based compensation	6,717	7,491	17,460	18,830
Transaction and transformation-related costs (1)	323	213	761	667
Geographic reorganization (2)	467	445	811	946
Restructuring costs(3)	461	304	863	930
Other (income)/expense, net(4)	(4,357)	(21)	(5,658)	64
Tax impact of non-GAAP adjustments(5)	(591)	878	(4,177)	(562)
Non-GAAP net income	$8,293	$8,493	$18,245	$16,110
Number of shares used in the GAAP diluted EPS	86,447	76,604	87,166	76,377
GAAP diluted EPS	$0.06	$(0.01)	$0.09	$(0.06)
Number of shares used in the non-GAAP diluted EPS	86,447	77,899	87,166	78,134
Non-GAAP diluted EPS	$0.10	$0.11	$0.21	$0.21
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs are comprised of severance charges and respective taxes, and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense. During the fourth quarter ended December 31, 2024, the Company started to include interest (income)/expense, net in its calculation of non-GAAP net income. As a result, the Company has adjusted previously reported Other expense, net adjustment to include interest income, net of 2.6 million and 5.3 million for the three and six months ended June 30, 2024.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands, except percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	(in thousands, except percentages of revenues)
Retail	$29,557	29.2%	$26,779	32.2%	$61,078	30.3%	$51,408	31.6%
Finance	25,386	25.1%	12,566	15.1%	50,414	25.0%	22,809	14.0%
Technology, Media and Telecom	25,188	24.9%	23,228	28.0%	48,790	24.2%	47,261	29.0%
CPG/Manufacturing	10,604	10.5%	9,843	11.9%	21,375	10.6%	19,402	11.9%
Healthcare and Pharma	2,556	2.5%	3,158	3.8%	4,961	2.5%	6,167	3.8%
Other	7,804	7.8%	7,463	9.0%	14,892	7.4%	15,807	9.7%
Total	$101,095	100.0%	$83,037	100.0%	$201,510	100.0%	$162,854	100.0%